                                                                    EXHIBIT 4.16

                       FIRST AMENDMENT TO CREDIT AGREEMENT

          This First Amendment to Credit Agreement dated as of May 17, 2002 (this "Amendment"), is entered into among Exide Technologies, a Delaware corporation (the "Company"), Exide Delaware LLC, a Delaware limited liability company ("Exide LLC"), Exide Illinois, Inc., a Pennsylvania corporation ("Exide Illinois"), RBD Liquidation, LLC, a Delaware limited liability company ("RBD"; together with the Company, Exide LLC and Exide Illinois, the "Borrowers") and GNB Battery Technologies Japan, Inc., a Delaware corporation ("GNB"; and together with the Borrowers, the "Domestic Guarantors"), the Lenders party hereto and Citicorp USA, Inc. ("CUSA"), as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent") and as collateral monitoring agent (in such capacity, the "Collateral Monitoring Agent"), and amends the Credit Agreement dated as of April 15, 2002 (as amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement") entered into among the Borrowers, the Domestic Guarantors, the Lenders, the Issuers, and CUSA, as Administrative Agent and Collateral Monitoring Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                              W I T N E S S E T H:

          WHEREAS, the Company has requested that certain provisions of the Credit Agreement be amended, all as more particularly set forth herein;

          WHEREAS, pursuant to Section 13.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the consent of the Requisite Lenders is required to modify the Credit Agreement as requested by the Company;

          NOW, THEREFORE, in consideration of the above premises, the Borrowers, the Domestic Guarantors and the Lenders party hereto agree as follows:

          SECTION 1. Amendment to the Credit Agreement. The Credit Agreement is, effective as of the Amendment Effective Date (as defined below), hereby amended as follows:

          (a) Section 1.1 (Defined Terms) of the Credit Agreement is amended as follows:

               (i) by amending and restating the definition of "Collateral Agency Agreement" in its entirety to read as follows:

               "'Collateral Agency Agreement' means the Collateral Agency Agreement dated as of April 15, 2002, among the Company, the Pre-Petition Agent and the Collateral Agent, and acknowledged by the Administrative Agent.";

               (ii) by amending the definition of "Foreign Collateral Requirement" as follows:

                        (A) by deleting the words "Foreign Guaranty Obligations"
               appearing in clause (a)(i) thereof and substituting in lieu thereof the words "Foreign Obligations"; and

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                        (B) by deleting the words "Foreign Guarantor" appearing
               in clause (a)(xiii) thereof and substituting in lieu thereof the words "Foreign Loan Party";

               (iii) by amending and restating the definition of "Interim Period" in its entirety to read as follows:

               "Interim Period" means the period beginning on the Closing Date and ending on the earlier to occur of (a) sixty (60) days after the Closing Date, (b) satisfaction of the Foreign Collateral Requirement with respect to each Foreign Subsidiary of the Company and (c) the date of receipt and approval by the Administrative Agent of the notice required to be delivered by the Company pursuant to Section 6.14 (Notification of Satisfaction of Foreign Collateral Requirement).";

               (iv) by amending and restating the definition of "Standstill Agreement" in its entirety to read as follows:

               "'Standstill Agreement' means the Standstill Agreement and Fifth Amendment to Credit Agreement, in the form attached hereto as Exhibit K (Form of Standstill Agreement), executed by the Pre-Petition Agent, the Pre-Petition Lenders holding 100% of the obligations under the Pre-Petition Facility, the Administrative Agent and the Non-Filing Subsidiaries, and consented to by the Company.";

               (v) by deleting "clauses (a), (b), (c), (d), (e), (f) or (g)" appearing in the definition of "Net Cash Proceeds" and substituting in lieu thereof "clauses (a), (b), (c), (d), (e), (f), (g) or (j)"; and

               (vi) by adding thereto the following new definition in the appropriate alphabetical order:

               "Net Lender" means any Foreign Subsidiary which is not a Foreign Borrowing Base Subsidiary or an Other Foreign Subsidiary Borrower."

          (b) Section 2.1 (The Commitments) of the Credit Agreement is amended as follows:

               (i) by deleting "$40,000,000" appearing in clause (iii)(A) of the proviso of clause (a) thereof and substituting in lieu thereof "$50,000,000"; and

               (ii) by amending and restating clause (ii) of the proviso of clause (b) thereof in its entirety to read as follows:

               "(ii) if such Foreign Revolving Loan is requested during the Interim Period, unless the conditions contained in Section 8.1(h) (Indebtedness) have been satisfied with respect to the relevant Foreign Borrowing Base Subsidiary"

          (c) Article VI (Reporting Covenants) of the Credit Agreement is amended as follows:

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               (i)   by adding a new Section 6.14 (Notification of Satisfaction of Foreign Collateral Requirement) as follows:

               "Section 6.14 Notification of Satisfaction of Foreign Collateral Requirement

               The Company shall provide to the Administrative Agent, on or prior to the sixtieth (60th) day after the Closing Date, a notice that the Foreign Collateral Requirement has been satisfied with respect to each Foreign Subsidiary of the Company listed in such notice."; and

               (ii) by re-numbering the existing Section 6.14 (Other Information) as Section 6.15 (Other Information).

          (d) Section 6.13 (Post-Closing Schedules) of the Credit Agreement is amended as follows:

               (i) by (A) deleting the word "and" appearing at the end of clause (d) thereof and (B) deleting "." at the end of clause (e) thereof and substituting in lieu thereof "; and"; and

               (ii)  by adding the following new clause (f):

               "(f) within sixty (60) days after the Closing Date, an updated
          Schedule 4.18 (Real Property)."

          (e) Section 7.11 (Approved Deposit Accounts; Blocked Accounts) of the Credit Agreement is amended by deleting the word "Proceeds" in each instance in which it appears in such Section and substituting in lieu thereof the words "Proceeds of Accounts".

          (f) Section 7.16 (Filing of Interim Order) of the Credit Agreement is amended and restated in its entirety to read as follows:

               "Section 7.16  Filing of Final Order

               The Borrowers shall, within sixty (60) days after the Closing Date, file a copy of the Final Order in the real property records where any domestic owned Real Property is located."

          (g) Section 8.1 (Indebtedness) of the Credit Agreement is amended as follows:

               (i) by amending and restating clause (h)(ii) thereof in its entirety to read as follows:

               "(ii) no Foreign Intercompany Loan shall be made pursuant to this clause (h) during the Interim Period unless the other conditions to such Foreign Intercompany Loan contained in this clause (h) have been satisfied";

               (ii) by deleting the word "and" appearing immediately before clause (h)(iii) thereof and substituting in lieu thereof ",";

                                       3

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               (iii) by adding the following at the end of clause (h) thereof:

               "and (iv) such Foreign Intercompany Loan shall only be made by the Company to the Foreign Borrowing Base Subsidiary with respect to which the Foreign Borrowing Base for such Foreign Revolving Loan is attributable";

               (iv) by deleting "$40,000,000" appearing in clause (i) thereof and substituting in lieu thereof "$50,000,000"; and

               (v) by amending and restating clause (n) thereof in its entirety to read as follows:

               "(n) Indebtedness incurred by any Foreign Subsidiary of the Company domiciled in Poland resulting from the sale of, or grant of security interest in, any of such Foreign Subsidiary's Accounts in an aggregate amount not to exceed $10,000,000;".

          (h) Section 8.3 (Investments) of the Credit Agreement is amended as follows:

               (i)   by deleting the word "and" appearing at the end of clause
     (k) thereof;

               (ii)  by adding the following new clause (l):

               "(l) Investments permitted under Section 8.7 (Restriction on Fundamental Changes);";

               (iii) by adding the following new clause (m):

               "(m) Investments by any Domestic Guarantor in Dixie Metals Co. or Refined Metals Corporation which when taken together do not exceed $400,000 in the aggregate in any calendar year; and"; and

               (iv)  re-lettering the existing clause (l) as clause (n).

          (i) Section 8.4 (Sale of Assets) of the Credit Agreement is amended as follows:

               (i)   by deleting the word "and" appearing at the end of clause
     (i) thereof;

               (ii)  by adding the following new clause (j):

               "(j) the sale of a reclamation Account owing by K-Mart Corporation to the Borrowers in an amount not to exceed $1,300,000; and"; and

               (iii) re-lettering the existing clause (j) as clause (k).

          (j) Section 8.6 (Prepayment or Cancellation of Indebtedness) of the Credit Agreement is amended by amending and restating clause (b)(iii) in its entirety to read as follows:

               "(iii) Mercolec may repay or prepay Mercolec Loans (A) if the Other Foreign Subsidiary making such Mercolec Loan to Mercolec is a Net Lender or (B) if

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

     such Other Foreign Subsidiary making such Mercolec Loan is not a Net Lender, so long as there is no outstanding balance under any Foreign Intercompany Loan to Mercolec pursuant to clause (j) of Section 8.1(Indebtedness) (both before and after giving effect to such prepayment),"

          (k) Section 11.1(a) (Security) of the Credit Agreement is amended by deleting the words "obligations of such Grantor" appearing in the third line thereof and substituting in lieu thereof the words "Secured Obligations".

          (l) Article XIII (Miscellaneous) of the Credit Agreement is amended by adding a new Section 13.19 (Appointment of Fonde de Pouvoir) as follows:

               "Section 13.19 Appointment of Fonde de Pouvoir

               Each of the Lenders hereby irrevocably constitutes, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (fonde de pouvoir) (within the mean of Article 2692 of the Civil Code of Quebec) in order to hold security granted by any Subsidiary of the Company in the Province of Quebec to secure the obligations of such Subsidiary under any bond. Each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any part of a Lender's interest in the secured obligations of any such Subsidiary of the Company shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fonde de pouvoir) by execution of an assignment or other agreement pursuant to which it becomes such assignee. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), the Collateral Agent may acquire and be the holder of any such bond."

          SECTION 2. Conditions Precedent to the Effectiveness of this
Amendment.

          (a) This Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") when the following conditions precedent have been satisfied:

               (i) Certain Documents. The Administrative Agent shall have received on or before the Amendment Effective Date all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, in sufficient originally executed copies for each of the Lenders:

               (A) this Amendment executed by the Borrowers, the Domestic Guarantors and Lenders constituting the Requisite Lenders; and

               (B) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

               (ii) Representations and Warranties. Each of the representations and warranties made by the Borrowers or the other Loan Parties in or pursuant to the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which the Borrowers or any of the other Loan Parties is a party or by which the Borrowers or any of the Loan Parties is bound, shall be true and correct in all material respects on and as of the Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a different date).

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

               (iii) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects in form and substance to the Administrative Agent.

               (iv) No Events of Default. No Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date.

          SECTION 3. Representations and Warranties. Each Borrower and each Domestic Guarantor hereby represents and warrants to the Lenders that (a) as of the date hereof no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (b) all of the representations and warranties of such Borrower and such Domestic Guarantor contained in Article IV (Representations and Warranties) of the Credit Agreement and in any other Loan Document continue to be true and correct as of the date of execution hereof in all material respects, as though made on and as of such date (other than representations and warranties in any such Loan Document which expressly speak as of a different date).

          SECTION 4. Reference to and Effect on the Loan Documents.

          (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender, any Issuer or the Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

          SECTION 5. Fees, Costs and Expenses. The Borrowers and the Domestic Guarantors agree to pay on demand in accordance with the terms of Section 13.3 (Costs and Expenses) of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

          SECTION 6. Execution in Counterparts. This Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

          SECTION 7. Affirmation of Guaranties. Each of the Domestic Guarantors hereby consents to the terms of this Amendment in its capacity as a guarantor under the Credit Agreement and agrees that the terms of this Amendment shall not affect in any way its obligations and liabilities under its Guaranty or any other Loan Document to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

          SECTION 8. Governing Law. This Amendment shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.

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

IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                                        EXIDE TECHNOLOGIES,
                                          as a Borrower and a Domestic Guarantor


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        EXIDE DELAWARE LLC
                                          as a Borrower and a Domestic Guarantor


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        EXIDE ILLINOIS, INC.,
                                          as a Borrower and a Domestic Guarantor


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        RBD LIQUIDATION, LLC,
                                          as a Borrower and a Domestic Guarantor


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        GNB BATTERY TECHNOLOGIES JAPAN, INC.,
                                          as a Domestic Guarantor


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        Citicorp USA, Inc.,
                                          as Administrative Agent, Swing Loan
                                          Lender, Collateral Monitoring Agent,
                                          and Lender


                                        By: ____________________________________
                                            Name:
                                            Title:

                   [SIGNATURE PAGE TO FIRST AMENDMENT - EXIDE]

                                        Citibank, N.A.,
                                          as Issuer


                                        By: ____________________________________
                                            Name:
                                            Title:

                   [SIGNATURE PAGE TO FIRST AMENDMENT - EXIDE]

                    Other Lenders:

                    The Bank of Nova Scotia


                    By: /s/ Christopher Usas
                        --------------------------------------------
                        Name: Christopher Usas
                        Title: Director


                    Other Lenders:

                    CIT GROUP BUSINESS CREDIT


                    By:
                        --------------------------------------------
                        Name:
                        Title:

                    THE BANK OF NOVA SCOTIA, NEW YORK AGENCY


                    By:
                        --------------------------------------------
                        Name:
                        Title:


                    BEAR STEARNS & CO., INC.


                    By: /s/ Alan J. Mintz
                        --------------------------------------------
                        Name: ALAN J. MINTZ
                        Title: SENIOR MANAGING DIRECTOR


                    GE CAPITAL CFE, INC.


                    By:
                        --------------------------------------------
                        Name:
                        Title:

                    [SIGNATURE PAGE TO FIRST AMENDMENT-EXIDE]

                    CREDIT AGRICOLE INDOSUEZ


                    By: /s/ Frederik W. Aase
                        --------------------------------------------
                        Name: Frederik W. Aase
                        Title: Vice President


                    By: /s/ Kathleen M. Sweeney
                        --------------------------------------------
                        Name: Kathleen M. Sweeney
                        Title: Vice President


                    LEHMAN COMMERCIAL PAPER, INC.


                    By:
                        --------------------------------------------
                        Name:
                        Title:


                    SPCP GROUP LLC


                    By:
                        --------------------------------------------
                        Name:
                        Title:


                    GOLDMAN SACHS CREDIT PARTNERS L.P


                    By:
                        --------------------------------------------
                        Name:
                        Title:


                    FOOTHILL INCOME TRUST, L.P.


                    By: FIT GP, LLC, its General Partner


                    By:
                        --------------------------------------------
                        Name:
                        Title: Managing Member

                    [SIGNATURE PAGE TO FIRST AMENDMENT-EXIDE]

                                       11


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                    GRAYSON & CO

                    By: Boston Management and Research as Investment Advisor


                    By:
                        --------------------------------------------
                        Name:
                        Title:


                    SENIOR DEBT PORTFOLIO

                    By: Boston Management and Research as Investment Advisor


                    By:
                        --------------------------------------------
                        Name:
                        Title:


                    EATON VANCE SENIOR INCOME TRUST

                    BY: Eaton Vance Management as Investment Advisor


                    By:
                        --------------------------------------------
                        Name:
                        Title:


                    US BANK NATIONAL ASSOCIATION


                    By:
                        --------------------------------------------
                        Name:
                        Title:


                    CANADIAN IMPERIAL BANK OF COMMERCE


                    By: /s/ Stephanie Devane
                        --------------------------------------------
                        Name: STEPHANIE DEVANE
                        Title: AUTHORIZED SIGNATORY

                    [SIGNATURE PAGE TO FIRST AMENDMENT-EXIDE]

                    FOOTHILL INCOME TRUST II, L.P.

                    By: FIT II GP, LLC, its General Partner


                    By:
                        --------------------------------------------
                        Name:
                        Title: Managing Member


                    ENDURANCE CLO I, LTD.

                    c/o ING Capital Advisors LLC, as Portfolio Manager


                    By: /s/ Greg M. Masuda CFA
                        --------------------------------------------
                        Name: GREG M. MASUDA CFA
                        Title: VICE PRESIDENT


                    ORYX CLO, LTD.

                    By: ING Capital Advisors LLC, as Collateral Manager


                    By: /s/ Greg M. Masuda CFA
                        --------------------------------------------
                        Name: GREG M. MASUDA CFA
                        Title: VICE PRESIDENT


                    EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

                    By: Eaton Vance Management, as Investment Advisor


                    By:
                        -----------------------------------------------
                        Name:
                        Title:

                    [SIGNATURE PAGE TO FIRST AMENDMENT-EXIDE]

                                       13